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                                                                   EXHIBIT 10.20

                        DIGITAL TELEVISION SERVICES, LLC

                               EMPLOYEE UNIT PLAN

      This Employee Unit Plan was duly approved and adopted by the board of managers of DTS Management, LLC (the manager of the Company, hereinafter referred to as "DTS Management") as of March 7, 1997. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the LLC Agreement (as defined below).

      1. PURPOSE. This Employee Unit Plan of Digital Television Services, LLC (the "Plan") is intended to provide incentives to employees and independent contractors of Digital Television Services, LLC, a Delaware limited liability company (the "Company") or any of its "Subsidiaries" (as such term is defined in the Amended and Restated Limited Liability Company Agreement of the Company dated February 10, 1997 (the "LLC Agreement")) by providing them with awards of Interests in the Company denominated as Class D Units (the "Units"), the rights, preferences, limitations, obligations, and liabilities of which are governed, notwithstanding any other provision herein, by the LLC Agreement and the letter agreement relating to each award of Units (the "Award Letter"). If the terms of this Plan or any Award Letter conflict in any way with the provisions of the LLC Agreement, the LLC Agreement shall govern. The terms of this Plan or any Award Letter shall not be deemed in conflict or inconsistent with the provisions of the LLC Agreement merely because they impose greater or additional restrictions, obligations or duties, or if the provisions of the Plan or Award Letter state that such Plan or Award Letter terms apply notwithstanding provisions to the contrary in the LLC Agreement.

      2. ADMINISTRATION OF THE PLAN.

                  A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be
            administered by the board of managers of DTS Management (the "Board") or by a committee appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom, from among the class of individuals and entities eligible under paragraph 3 to receive Units, Units may be awarded;
            (ii) determine the number of Units to be awarded; (iii) determine the time or times at which Units shall be awarded; (iv) determine the purchase price of Units (if any) method of payment of the purchase price; (v) determine the time or times when Units shall become vested and the duration of the vesting period; (vi) determine whether restrictions such as repurchase options (in addition to those already provided for in the LLC Agreement) are to be imposed on Units and the nature of such restrictions, if any; (vii) determine any and all other terms and conditions with respect to awards not inconsistent with the LLC Agreement or this Plan; and
            (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. The interpretation and construction by the Committee of any provisions of the Plan, any Award Letter, and the LLC Agreement with respect to any Unit awarded under this Plan shall be final unless otherwise determined by the Board. The Committee may from time to



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            time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Unit awarded under it.

                  B. COMMITTEE ACTIONS. The Committee may select one of its
            members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts by a majority of the members of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee (if consistent with applicable state law), shall constitute the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. Pursuant to Section 5.1(a) of the LLC Agreement, notwithstanding any other provision herein, if the Board creates a Committee, such Committee shall consist of at least three members, one designated by Columbia A, one by Whitney, and one by Chisholm.

                  C. DELEGATION OF COMMITTEE AUTHORITY. The Committee may at any
            time and from time to time authorize by written resolution one or more of its members or officers of Management to award Units to particular employees or to a particular class or group of employees within such parameters as shall be specified in such resolution, and the action by such authorized persons shall for all purposes be deemed action by the Committee hereunder.

      3. ELIGIBLE EMPLOYEES AND INDEPENDENT CONTRACTORS. Units may be awarded to any employee or independent contractor of the Company or any Subsidiary. The Committee may take into consideration a recipient's individual circumstances in determining whether to award a Unit. The awarding of any Unit to any individual or entity, of itself, shall neither entitle such person to, nor disqualify such person from, participation in any other grant of Units.

      4. CLASS D UNITS UNDER THE PLAN. The Units shall be authorized but unissued Class D Units of the Company or Units reacquired by the Company in any manner. The aggregate number of Units which may be issued pursuant to the Plan is 180,000, subject to adjustment as provided in paragraph 11 and subject to the LLC Agreement, including Section 5.3(c)(x) thereof. If any Unit awarded under the Plan shall be forfeited for any reason without having been vested or shall be repurchased by the Company, such Units shall again be available for awards of Units under the Plan.

      5. AWARDING OF UNITS. Units may be awarded under the Plan at any time on or after the date hereof pursuant to an Award Letter in such form as approved by the Committee. The date of award of a Unit or Units under the Plan will be the date


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specified in the Award Letter; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the award.

      6. VESTING OF UNITS. Subject to the provisions of paragraphs 7 through 10, each Unit awarded under the Plan shall become vested as follows:

                  A. VESTING. The Unit shall either be fully vested on the date of award or shall become vested thereafter in such amounts and under such circumstances as the Committee shall determine and as shall be specified in the Award Letter.

                  B. FULL VESTING OF INSTALLMENTS. Once a Unit becomes vested pursuant to the terms of the relevant Award Letter it shall remain vested unless otherwise specified by the Committee and set forth in the Award Letter.

                  C. ACCELERATION OR WAIVER OF VESTING. The Committee shall have the right to accelerate the date that any Unit becomes vested or waive vesting requirements, in whole or in part, in any Award Letter for any reason or for no reason in the sole discretion of the Committee.

      7. TERMINATION OF BUSINESS RELATIONSHIP. Each Award Letter may provide that the Units awarded thereby shall be forfeited before their stated vesting dates, upon terms specified by the Committee, if the owner ceases to be an employee or independent contractor of the Company, of any Subsidiary, or of the Company and all Subsidiaries (any such relationship hereinafter referred to as a "Business Relationship with the Company"), or if the owner otherwise fails to satisfy vesting requirements with respect to Units awarded under this Plan. Nothing in the Plan or in any Award Letter shall be deemed to give any owner the right to continue his or her Business Relationship with the Company for any period of time.

      8. DEATH; DISABILITY.

                  A. DEATH. Unless otherwise specified by the Committee in the relevant Award Letter, if an owner's Business Relationship with the Company terminates by reason of death, his or her Units may be retained, to the extent the owner had become vested in such Units as of the date of such owner's death, by such owner's estate, personal representative or beneficiary who has acquired the vested Units by will or by the laws of intestate succession, subject in all cases to the provisions of the LLC Agreement.

                  B. DISABILITY. Unless otherwise specified by the Committee in the relevant Award Letter, if an owner's Business Relationship with the Company terminates by reason of such owner's disability, such owner shall have the right, subject in all cases to the provisions of the LLC Agreement, to retain his or her Units, to the extent the owner had become vested in such Units as of the date his or her Business Relationship with the Company terminated due to such owner's disability. For the purposes of the Plan, the term "disability" shall


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            mean "permanent and total disability" as defined in Section 22(e)(3)
            of the Internal Revenue Code of 1986, as amended.

      9. TRANSFERABILITY. The Units shall be subject in all respects to the provisions of the LLC Agreement with respect to the Transferability or assignability of the Units as well as any provisions of the Award Letter concerning Transferability.

      10. TERMS AND CONDITIONS OF AWARDS OF UNITS. All awards of Units under this Plan shall be evidenced by Award Letters (which need not be identical) signed by the Company and the person receiving the award in such form or forms as the Committee may from time to time approve. Such Award Letters shall conform to the terms and conditions of this Plan and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan or the LLC Agreement, including restrictions applicable to Units. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of DTS Management to execute and deliver such Award Letters. The proper officers of Management are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such Award Letters.

      11. ADJUSTMENTS. Upon the occurrence of any of the following events, an owner's rights with respect to Units awarded to such owner hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Award Letter relating to such Units and subject to the LLC Agreement:

                  A. UNIT DIVIDENDS AND UNIT SPLITS. If the Units shall be
            subdivided or combined into a greater or smaller number of Units or if the Company shall issue any Units as a Unit dividend on its outstanding Class D Units, the number of Units (vested and unvested) subject to an award of Units hereunder shall be appropriately increased or decreased proportionately.

                  B. CONSOLIDATIONS, MERGERS, CORPORATE CONVERSIONS,
            REORGANIZATIONS. The Units shall be subject to such provisions of the LLC Agreement as may be applicable in the event of any consolidation, merger, reorganization or Corporate Conversion (including a Qualified Corporate Conversion) of the Company.

                  C. CONTINUATION OF VESTING REQUIREMENTS AND RESTRICTIONS.
            Subject to the LLC Agreement, in the event of a transaction described in subparagraph B. above pursuant to which securities of the Company or of another entity are issued in exchange for or with respect to the outstanding Class D Units, upon delivery of any additional consideration that may be required to be delivered by the owner in order to receive such securities, an owner shall be entitled to receive the securities such owner would have received if such owner had vested in his or her Units prior to such event; provided, however, that any securities received by any owner whose Units remain subject


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            to vesting, repurchase rights, or similar restrictions shall continue to be subject to those or comparable provisions, unless otherwise provided in the Award Letter pursuant to which the Units were awarded.

                  D. ISSUANCES OF SECURITIES. Except as expressly provided
            herein and in the LLC Agreement, no issuance by the Company of equity or debt instruments of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Units awarded to any owner.

                  E. FRACTIONAL SHARES. No fractional Units shall be issued
            under the Plan (but fractional Units may become vested pursuant to a percentage vesting schedule).

                  F. INCREASE IN AUTHORIZED UNITS. Upon the happening of any of the events described in subparagraph A above, the aggregate number of Class D Units set forth in paragraph 4 hereof which previously have been or subsequently may be awarded under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraph. The Committee shall determine the specific adjustment to be made under this paragraph 11 and its determination shall be conclusive.

      12. AMENDMENT OF PLAN. Subject to the provisions of the LLC Agreement, the Board may terminate or amend the Plan in any respect at any time. Except as otherwise provided in this Plan, the LLC Agreement or the Award Letter, in no event may action of the Board or Members alter or impair the rights of any owner, without his or her consent, with respect to any Unit previously awarded to such owner.

      13. APPLICATION OF FUNDS. The proceeds received by the Company, if any, from the sale of Units awarded under the Plan shall be used for general Company purposes.

      14. WITHHOLDING OF INCOME TAXES. Upon the award of Units, the vesting or transfer of restricted Units, or the making of a distribution or other payment with respect to such Units, the Company may withhold taxes in respect of amounts that the Company, in its discretion, determines constitute compensation includible in gross income. The Committee in its discretion may condition (i) the award of a Unit or (ii) the vesting or transferability of Units, on the owner's making satisfactory arrangement for such withholding. Such arrangement may include payment by the owner in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the owner's delivery of previously held Units having an aggregate fair market value equal to the amount of such withholding taxes.

      15. DETERMINATION OF FAIR MARKET VALUE OF UNITS. The Board, in its discretion, shall determine the fair market value of Units whenever it is necessary or desirable to determine such fair market value.



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      16. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver
Units under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Units.

      Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to file tax information returns reporting the income received by owners in connection with the Plan.

      17. GOVERNING LAW. The validity and construction of the Plan and the Award Letter evidencing Awards of Units shall be governed by the laws of the State of Delaware.

      18. DISPUTE RESOLUTION; CONSENT TO JURISDICTION. All disputes between or among any persons arising out of or in any way connected with this Plan, the LLC Agreement, any Award Letter or any award of Units under this Plan shall be solely and finally settled in accordance with the Dispute Resolution Exhibit to the LLC Agreement (which is Exhibit F thereto), and each person accepting an award under the Plan and the Company consent to the personal jurisdiction of the courts of the State of Georgia, including United States federal courts sitting in Georgia, (rather than the Commonwealth of Virginia as set forth in Section
11.9 of the LLC Agreement) with respect to matters arising out of or related to the enforcement of the provisions of the Dispute Resolution Exhibit and resolution of matters, if any, related to the Plan or the LLC not required to be resolved pursuant to the Dispute Resolution Exhibit. Each such person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such person, such service to become effective ten (10) days after such mailing.

      The undersigned hereby certifies that this Plan was duly adopted by action of the Board of managers of DTS Management on March 7, 1997.


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                                 Douglas S. Holladay, Jr., Chief
                                 Executive Officer and Manager


                                 -----------------------------------
                                 Manager


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